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                                                                   EXHIBIT 11(a)

                        INDEPENDENT AUDITORS' CONSENT


The Board of Directors
AIM Equity Funds, Inc.


We consent to the use of our reports on AIM Weingarten Fund, AIM Constellation Fund, AIM Charter Fund and AIM Aggressive Growth Fund (portfolios of AIM Equity Funds, Inc.) dated December 8, 1995 included herein and to the references to our firm under the heading "Audit Reports" in the Statement of Additional Information of the Retail Classes.


                                           /s/ KPMG Peat Marwick LLP

                                               KPMG Peat Marwick LLP

Houston, Texas
January 5, 1996